UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 11, 2025

Date of Report (Date of earliest event reported)

Lulu’s Fashion Lounge Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41059	20-8442468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

195 Humboldt Avenue

Chico, California 95928

(Address of Principal Executive Offices) (Zip Code)

(530) 343-3545

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	LVLU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Fractional Chief Financial Officer

On October 11, 2025, the Board of Directors of Lulu's Fashion Lounge Holdings, Inc. (the “Company”) appointed Heidi Crane as its fractional Chief Financial Officer (“Fractional CFO”), effective October 13, 2025.

Ms. Crane, 64, has served as Chief Financial Officer for a wide range of direct-to-consumer businesses backed by private equity and venture capital firms since 2008. From August 2022 to May 2025, she was Chief Financial Officer of Hykso Inc. (d/b/a FightCamp), a connected fitness company, and served in a similar capacity for BH Cosmetics from November 2018 to November 2021. Previously, Ms. Crane served as Chief Financial Officer of Techstyle Fashion Group, owners of fashion brands Fabletics and Justfab. Her early career included various finance roles at Diageo PLC, Dole Food Company and Ernst & Young, where she earned her C.P.A license. Ms. Crane holds an M.B.A. from University of California, Los Angeles Anderson School of Management and a B.S. in Business Administration from California State University, Long Beach.

Ms. Crane has been, and will remain, employed by Business Talent Group, LLC (“BTG”) and will be providing her services pursuant to the Consulting Project Details #2 to the Master Consulting Services Agreement between the Company and BTG (the “Consulting Project Details Agreement”). The material terms of the engagement are that the Company will pay BTG $170,000 for the services rendered by Ms. Crane from October 13, 2025 until the conclusion of Milestone 1 (which is expected to conclude on or about January 22, 2026 and may be extended upon mutual agreement by the Company and BTG), payable in two installments of $85,000.

Effective October 13, 2025, Crystal Landsem is no longer serving as Interim Chief Financial Officer, but will continue to serve as Chief Executive Officer. Ms. Landsem will also continue to serve as the Company’s principal financial officer and principal accounting officer through the filing of the Company's Form 10-Q for the third quarter ended September 28, 2025 with the Securities and Exchange Commission.

Except as set forth above, there are no arrangements or understandings between Ms. Crane and any other person pursuant to which Ms. Crane was appointed to serve as Fractional CFO of the Company. Ms. Crane has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K. There are no related party transactions between the Company and Ms. Crane which would require disclosure under Item 404 of Regulation S-K.

The foregoing description of the Consulting Project Details Agreement is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 14, 2025, the Company issued a press release announcing the appointment of Ms. Crane as the Company's Fractional CFO, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained or incorporated in this Item 7.01 of this Current Report is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

 The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Consulting Project Details #2 to the Master Consulting Services Agreement, dated October 11, 2025, between Lulu's Fashion Lounge, LLC and Business Talent Group, LLC.*
99.1	Press release issued by Lulu's Fashion Lounge Holdings, Inc. dated October 14, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL).

________

*

Certain portions of this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(10)(iv) because they are both (i) not material to investors and (ii) the type of information that the Company customarily and actually treats as private or confidential, and have been marked with ‘‘[***]’’ to indicate where omissions have been made. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lulu’s Fashion Lounge Holdings, Inc.

Date: October 14, 2025	By:	/s/ Crystal Landsem
Crystal Landsem
Chief Executive Officer